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                                      EXHIBIT 23.3

                          Consent of Independent Accountants
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     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated February 8, 1996 relating to the financial statements of The Re-Print Corporation which report appears in U.S. Office Products Company's Annual Report on Form 10-K for the year ended
April 25, 1998. We also consent to the references to us under the headings "Experts" in the Prospectus.

/s/  BDO Seidman LLP
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BDO SEIDMAN LLP
Atlanta, Georgia
November 2, 1998